Exhibit 4
                                     FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION

                Acquisition of All of the Portfolio Series of
                       MUTUAL FUND VARIABLE ANNUITY TRUST
                                       By
                               Portfolio Series of
                             SUNAMERICA SERIES TRUST

      THIS FORM OF AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made this _____ day of August, 2003, by and between:

      (i) Mutual Fund Variable Annuity Trust, a business trust created under the laws of The Commonwealth of Massachusetts ( "MFVAT"), with its principal place of business at 522 Fifth Avenue, New York, New York 10036, on behalf of its portfolio series, International Equity Portfolio ("MFVAT International Equity"), Capital Growth Portfolio ("MFVAT Capital Growth"), Growth and Income Portfolio ("MFVAT Growth and Income"), Asset Allocation Portfolio ("MFVAT Asset Allocation"), U.S. Government Income Portfolio ("MFVAT U.S. Government Income"), and Money Market Portfolio ("MFVAT Money Market") (each an "Acquired Fund" and, together, the "Acquired Funds"); and,

      (ii) SunAmerica Series Trust, a business trust created under the laws of The Commonwealth of Massachusetts ("SAST"), with its principal place of business at 1 SunAmerica Center, Los Angeles, California 90067, on behalf of its portfolio series, International Growth and Income Portfolio ("SAST International Growth and Income"), Marisco Growth Portfolio ("SAST Marsico Growth"), Davis Venture Value Portfolio ("SAST Davis Venture Value"), MFS Total Return Portfolio ("SAST MFS Total Return"), and Cash Management Portfolio ("SAST Cash Management") (each an "Acquiring Fund" and, together, the "Acquiring Funds").

                             PLAN OF REORGANIZATION

      The reorganization described in this Plan will take place at a closing (the "Closing") on a date determined under Section 4 of the Plan (the "Closing Date") and will consist of:

      (i) the acquisition by:

            (A) SAST International Growth and Income of substantially all of the property, assets and goodwill of MFVAT International Equity;

            (B) SAST Marsico Growth of substantially all of the property, assets and goodwill of MFVAT Capital Growth;

            (C) SAST Davis Venture Value of substantially all of the property, assets and goodwill of MFVAT Growth and Income;

            (D) SAST MFS Total Return of substantially all of the property, assets and goodwill of MFVAT Asset Allocation;

            (E) SAST Cash Management of substantially all of the property, assets and goodwill of MFVAT U.S. Government Income; and,

            (F) SAST Cash Management of substantially all of the property, assets and goodwill of MFVAT Money Market;

in each case in exchange solely for Class 1 shares of beneficial interest, having no par value, of the Acquiring Fund;

      (ii) the distribution to the shareholders of each Acquired Fund of such Class 1 shares of the Acquiring Fund in exchange for and in redemption of such shareholders' shares in the Acquired Fund; and

      (iii) the termination of each Acquired Fund as soon as practicable after the Closing, all upon and subject to the terms and conditions of this Plan hereinafter set forth (the "Acquisition").

1.    Declaration and Payment of Dividends by Acquired Funds.

      Immediately prior to the close of business on the Closing Date, each Acquired Fund shall calculate, declare and pay ordinary and capital gain dividends on its shares in amounts sufficient to distribute all of its investment company taxable income and all capital gains. Such dividends shall automatically be reinvested in additional shares of such Acquired Fund.

2. Transfer of Assets, Assumption of Liabilities, and Termination of Acquired Funds.

      (a) Subject to the terms and conditions of this Plan, each Acquired Fund shall convey, transfer and deliver to the corresponding Acquiring Fund at the Closing all of such Acquired Fund's then existing assets (including, without limitation, all portfolio securities and instruments, dividends and interest receivable, cash, goodwill, contractual rights of the Acquired Fund or MFVAT in respect of the Acquired Fund, all other intangible property owned by the Acquired Fund, originals or copies of all books and records of the Acquired Fund, and all other assets of the Acquired Fund on the Closing Date), free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption, and encumbrances and restrictions on transfer arising under the Securities Act of 1933, as amended), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to:

            (i) pay the Acquired Fund's respective portion, if any, of the costs and expenses of carrying out this Plan (consisting of fees of counsel and accountants, and expenses of its termination contemplated hereunder), which costs and expenses shall be established on the Acquired Fund's books as liability reserves;


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

            (ii) discharge its unpaid liabilities on its books at the Closing Date; and

            (iii) pay such contingent liabilities as the Treasurer of MFVAT shall reasonably deem to exist against the Acquired Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Acquired Fund's books in accordance with generally accepted accounting principles;

such existing assets, net of the reserves described in (i), (ii) and (iii), hereinafter referred to as the Acquired Fund's "Net Assets." Notwithstanding the foregoing, the Acquiring Funds shall also assume any other liabilities incurred by or on behalf of the Acquired Funds.

      (b) Each Acquired Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date, except for such rights as may arise by reason of the Acquired Fund's status as a holder of a security or other investment property which is to be transferred to the Acquiring Fund hereunder.

      (c) Subject to the terms and conditions of this Plan, each Acquiring Fund shall at the Closing deliver to the corresponding Acquired Fund the number of its Class 1 Shares (including any fractional share rounded to the nearest one-thousandth of a share) determined by dividing the net asset value per share of the shares of such Acquired Fund by the net asset value per share of the Acquiring Fund's Class 1 shares, and multiplying the result thereof by the number of outstanding shares of the Acquired Fund, as of the close of trading on the New York Stock Exchange on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 3 hereof.

      (d) Immediately following the Closing, or as soon thereafter as is conveniently practicable, each Acquired Fund shall distribute to each of its shareholders of record as of the close of business on the Closing Date that number of Class 1 shares of the corresponding Acquiring Fund (including any fractional share rounded to the nearest one-thousandth of a share) as shall have an aggregate value equal to the aggregate value of the shares of the Acquired Fund which were owned by such shareholder immediately prior to the Closing, in exchange for and in cancellation of such shareholder's shares of the Acquired Fund, such values to be determined in the manner and as of the time set forth in
Section 3 hereof. Such distribution shall be accomplished by the establishment of accounts on the share records of the Acquiring Fund in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date, and all issued and outstanding shares of the Acquired Fund simultaneously shall be cancelled on the books of the Acquired Fund.

      (e) Following the completion of the distributions described in the preceding sub-paragraph, each Acquired Fund shall be terminated.


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

3.    Valuation.

      (a) The value of each Acquired Fund's Net Assets to be acquired by the corresponding Acquiring Fund hereunder shall be computed as of the close of trading on the New York Stock Exchange on the Closing Date using the valuation procedures set forth in such Acquired Fund's currently effective prospectus and statement of additional information.

      (b) The net asset value of a share of beneficial interest in each Acquired Fund shall be determined to the nearest full cent as of the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Standard Time) on the Closing Date using the valuation procedures set forth in such Acquired Fund's currently effective prospectus.

      (c) The net asset value of a share of beneficial interest of each Acquiring Fund's Class 1 shares shall be determined to the nearest full cent as of the close of trading on the New York Stock Exchange on the Closing Date using the valuation procedures set forth in such Acquiring Fund's currently effective prospectus.

4.    Closing and Closing Date.

      The Closing Date shall be December 5, 2003, or such later date as may be determined by mutual agreement of the officers of SAST and MFVAT. The Closing shall take place at the principal office of SAST, or at such other place as the officers of SAST shall designate, at the close of trading on the New York Stock Exchange on the Closing Date.

5.    Representations and Warranties by SAST on behalf of the Acquiring Funds.

      SAST makes the following representations and warranties with respect to each Acquiring Fund:

      (a) The Acquiring Fund is a series of SAST, a business trust created under the laws of The Commonwealth of Massachusetts on September 11, 1992, and is validly existing under the laws of that Commonwealth, with the power to own all of its properties and assets and to carry on the Acquiring Fund's business as it is now being conducted. SAST is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of SAST's Acquiring Fund shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to an exemption under the 1933 Act for private offerings, for the purpose of raising the required initial capital.

      (b) SAST is authorized to issue an unlimited number of shares of beneficial interest of the Acquiring Fund, without par value, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. The Acquiring Fund is further divided into three classes of shares, Class 1, Class 2 and Class 3, and an unlimited number of Class 1 shares of beneficial interest have been allocated and designated to the shares of the Acquiring Fund.


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

      (c) The financial statements appearing in SAST's Annual Report to Shareholders for the fiscal year ended January 31, 2003, audited by PricewaterhouseCoopers LLP, and the Semiannual Report to Shareholders for the six month period ended July 31, 2002, fairly present the financial position of the Acquiring Fund as of such dates, and the results of its operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and since January 31, 2003, there has not been any material adverse change in any Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by an Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by MFVAT. For purposes of this subsection
(c), a decline in net asset value per share of Class 1 of an Acquiring Fund due to declines in market values of securities in the Acquiring Fund's portfolio, the discharge of the Acquiring Fund's liabilities, or the redemption of Acquiring Fund's Class 1 shares by the Acquiring Fund's Class 1 shareholders shall not constitute a material adverse change.

      (d) The books and records of the Acquiring Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Acquiring Fund.

      (e) SAST has the necessary power and authority to conduct the Acquiring Fund's business as such business is now being conducted.

      (f) The Acquiring Fund's portfolio is and has been invested in material compliance with the investment objectives, policies and limitations disclosed in its prospectus, and the Acquiring Fund has conducted its business in material compliance with the policies and practices disclosed in its prospectus and the requirements of the 1940 Act.

      (g) SAST, on behalf of the Acquiring Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

      (h) SAST has elected to treat the Acquiring Fund as a regulated investment company ("RIC") for federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Acquiring Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date.

      (i) As of the end of the most recent calendar quarter prior to the date of the Plan, and each prior calendar quarter since its inception, the Acquiring Fund was in compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or other modifications to such Section or Regulation.


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

      (j) At the Closing, the Acquiring Fund will have good and marketable title to all of the securities and its other assets, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

      (k) There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against the Acquiring Fund.

      (l) The Acquiring Fund's federal and other tax returns and reports required by law to be filed on or before the Closing Date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

      (m) There are no known actual or proposed deficiency assessments with respect to any taxes payable by the Acquiring Fund.

      (n) The execution, delivery and performance of this Plan have been duly authorized by all necessary action of SAST's Board of Trustees, which Board, including a majority of the Trustees who are not "interested persons," as such term is defined in the 1940 Act ("Independent Trustees"), of the Acquiring Funds, has made the findings described in Rule 17a-8 under the 1940 Act, and this Plan constitutes a valid and binding obligation of SAST enforceable in accordance with its terms.

      (o) A majority of the Trustees of SAST are Independent Trustees who select and nominate other Independent Trustees. Any person who acts as legal counsel for the Independent Trustees is an independent legal counsel.

6.    Representations and Warranties by MFVAT on behalf of the Acquired Funds.

      MFVAT makes the following representations and warranties with respect to each Acquired Fund:

      (a) The Acquired Fund is a series of MFVAT, a business trust created under the laws of the Commonwealth of Massachusetts on April 14, 1994, and is validly existing under the laws of that Commonwealth, with the power to own all of its properties and assets and to carry on the Acquired Fund's business as it is now being conducted. MFVAT is duly registered under the 1940 Act as an open-end, management investment company and all of MFVAT's Acquired Fund's shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to an exemption under the 1933 Act for private offerings, for the purpose of raising the required initial capital.

      (b) MFVAT is authorized to issue an unlimited number of shares of beneficial interest of the Acquired Fund, par value $0.001 per share, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights. The shares of beneficial interest of the Acquired Fund have not been divided into classes.


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

      (c) The financial statements appearing in MFVAT's Annual Report to Shareholders for the fiscal year ended August 31, 2002, audited by PricewaterhouseCoopers LLP, and the Semiannual Report to Shareholders for the six month period ended February 28, 2003, fairly present the financial position of the Acquired Fund as of such dates, and the results of its operations for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis, and since August 31, 2002, there has not been any material adverse change in any Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by any Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by SAST. For purposes of this subsection
(c), a decline in net asset value per share of an Acquired Fund due to declines in market values of securities in the Acquired Fund's portfolio, the discharge of the Acquired Fund's liabilities, or the redemption of Acquired Fund shares by the Acquired Fund's shareholders shall not constitute a material adverse change.

      (d) The books and records of the Acquired Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Acquired Fund.

      (e) MFVAT has the necessary power and authority to conduct the Acquired Fund's business as such business is now being conducted.

      (f) The Acquired Fund's portfolio is and has been invested in material compliance with the investment objectives, policies and limitations disclosed in its prospectus, and the Acquired Fund has conducted its business in material compliance with the policies and practices disclosed in its prospectus and the requirements of the 1940 Act.

      (g) MFVAT, on behalf of the Acquired Fund, is not a party to or obligated under any provision of its Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by MFVAT's execution of or performance under this Plan.

      (h) MFVAT has elected to treat the Acquired Fund as a RIC for federal income tax purposes under Subchapter M of the Code, and the Acquired Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date.

      (i) As of the end of the most recent calendar quarter prior to the date of the Plan, and each prior calendar quarter since its inception, the Acquired Fund was in compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or other modifications to such Section or Regulation.

      (j) At the Closing, the Acquired Fund will have good and marketable title to all of the securities and other assets constituting its Net Assets, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

      (k) There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against the Acquired Fund.

      (l) The Acquired Fund will not acquire Acquiring Fund shares for the purpose of making distributions thereof to anyone other than the Acquired Fund's shareholders as contemplated herein.

      (m) The Acquired Fund's federal and other tax returns and reports required by law to be filed on or before the Closing Date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes. The Acquired Fund shall file its federal and other tax returns due for the fiscal period ending on the Closing Date as soon as reasonably practicable following the Closing, and adequate liability reserves shall have been provided for the payment of all federal or other taxes expected to be shown as due on said returns.

      (n) There are no known actual or proposed deficiency assessments with respect to any taxes payable by the Acquired Fund.

      (o) The execution, delivery and performance of this Plan have been duly authorized by all necessary action of MFVAT's Board of Trustees, which Board, including a majority of the Independent Trustees, has made the findings described in Rule 17a-8 under the 1940 Act, and this Plan constitutes a valid and binding obligation of MFVAT enforceable in accordance with its terms.

      (p) A majority of the Trustees of MFVAT are Independent Trustees who select and nominate other Independent Trustees. Any person who acts as legal counsel for the Independent Trustees is an independent legal counsel.

7.    Additional Covenants of the Parties.

      (a) Concurrently with approval and adoption of this Plan by the Board of Trustees of MFVAT, that Board of Trustees shall establish, in accordance with the requirements of MFVAT's Declaration of Trust and By-laws, a date for a meeting of the shareholders of each Acquired Fund to consider and vote upon this Plan (the "Meeting"), and a record date for determination of the shareholders of record of each Acquired Fund who shall be entitled to attend and vote at the Meeting (the "Record Date"), and shall cause to be furnished to SAST a notice of the Meeting, in form and substance reasonably acceptable to SAST. The Board of Trustees of MFVAT further shall indicate its approval and adoption of this Plan, and in such notice of the Meeting, its recommendation that shareholders of the Acquired Funds vote to approve the Plan at the Meeting.

      (b)(i) As soon as reasonably practicable following adoption and approval of this Plan by the Boards of Trustees of both SAST and the JPMorgan Trust, SAST shall cause


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

to be filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form N-14 under the 1933 Act relating to the shares of the Acquiring Funds issuable hereunder upon consummation of the Plan (the "Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable.

      (ii) SAST, on behalf of the Acquiring Funds, represents and warrants that at the time it becomes effective, the Registration Statement will comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder, and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which made, not misleading, unless such statement or omission shall be based upon information provided by or at the direction of the JPMorgan Trust for inclusion therein; and SAST represents and warrants further that, at the date of the mailing to MFVAT shareholders, the date of the Meeting, and at the Closing Date, the prospectus and statement of additional information of the Acquiring Funds included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances in which made, not misleading.

      (c) MFVAT shall cause to be furnished to SAST a list of the shareholders of record of each Acquired Fund as of the Record Date as soon as reasonably practicable following the Record Date. SAST shall cause to be furnished to each shareholder of record of the Acquired Fund entitled to vote at the Meeting, and shall request that shareholders of record mail or otherwise distribute to each owner of a contract of variable insurance ("Contract Owner") entitled to instruct such shareholder of record with respect to the voting of shares of the Acquired Fund at such Meeting, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations promulgated thereunder.

8.    Conditions Precedent to Closing.

      The consummation of this Plan hereunder shall be subject to the following conditions, to be satisfied prior to or at the Closing:

      (a)   That:

            (i) all the representations and warranties contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date;

            (ii) the performance of all obligations required by this Plan to be performed by MFVAT, on behalf of the Acquired Funds, and by SAST on behalf of the Acquiring Funds, respectively, shall occur prior to the Closing; and


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

            (iii) each of MFVAT and SAST shall execute and deliver at the Closing a certificate signed by a duly authorized officer of such trust to the foregoing effect.

      (b) The SEC shall not have issued an unfavorable management report under
Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act.

      (c) No other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of any Acquired Fund or Acquiring Fund or would prohibit the transactions contemplated hereby.

      (d) This Plan shall have been approved by a vote of a "majority of the outstanding voting securities," as such term is defined in Section 2(a)(42) of the 1940 Act, of each Acquired Fund at the Meeting or any adjournment thereof; provided, however, that if this Plan shall be so approved as to some, but not all, Acquired Funds, then at the election of SAST, this Plan may be consummated as to those Acquired Funds as to which this Plan has been so approved.

      (e) MFVAT shall create and deliver at Closing a statement of assets and liabilities of each Acquired Fund as of the close of trading on the New York Stock Exchange on the Closing Date for the purpose of determining the number of Acquiring Fund shares to be issued pursuant to Section 2 of this Plan, which statement will accurately reflect its Net Assets as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

      (f) SAST shall create and deliver at Closing a statement of assets and liabilities of each Acquiring Fund as of the close of trading on the New York Stock Exchange on the Closing Date for the purpose of determining the number of Acquiring Fund shares to be issued pursuant to Section 2 of this Plan, which statement shall accurately reflect its net assets and outstanding shares of beneficial interest as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

      (g) MFVAT, on behalf of each Acquired Fund, shall have provided for delivery as of the Closing of those Net Assets of each Acquired Fund to be transferred to the account of the corresponding Acquiring Fund at SAST's custodian, State Street Bank and Trust Company (the "Acquiring Fund Custodian"), 225 Franklin Street, Boston, Massachusetts 02110, as follows:

            (i) Portfolio securities that are not held in book entry form in the name of the Acquired Fund's custodian, as record holder for the Acquired Fund, shall be presented by the Acquired Fund to the Acquiring Fund Custodian for examination no later than three business days preceding the Closing Date and, at the Closing, shall be delivered by the Acquired Fund to the Acquiring Fund Custodian for the account of the Acquiring Fund, duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof in


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

      accordance with the customary practice of brokers, and shall be accompanied by all necessary securities transfer stamps; and

            (ii) Portfolio securities held of record by the Acquired Fund's custodian in book entry form shall be delivered to the Acquiring Fund by the Acquired Fund's custodian by recording the transfer of beneficial ownership thereof on its records.

      The Acquiring Fund Custodian shall present at the Closing its written receipt for the portfolio securities of each Acquired Fund.

      (h) MFVAT, on behalf of each Acquired Fund, shall have prepared and deliver at the Closing a list of names and addresses of the shareholders of record of its shares and the number of shares of beneficial interest of each Acquired Fund owned by each such shareholder, all as of the close of trading on the New York Stock Exchange on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief.

      (i) SAST, on behalf of each Acquiring Fund, shall have prepared satisfactory evidence that each Acquiring Fund's shares to be issued at the Closing have been registered in an account on the books of the Acquiring Fund in such manner as the officers of MFVAT on behalf of each Acquired Fund reasonably shall deem appropriate.

      (j) There shall be delivered to SAST and MFVAT an opinion of Jorden Burt LLP, special counsel to SAST, to the effect that, provided the transactions contemplated hereby are carried out in accordance with this Plan, and based upon certificates of the officers of SAST and MFVAT with regard to matters of fact, Contract Owners with contract values allocated to the Acquiring and Acquired Funds will not incur any additional tax obligations because of the reorganization transactions. In the case of the acquisition of MFVAT U.S. Government Income by SAST Cash Management, the transaction, while taxable, will not be taxed because of the tax deferral provided by the variable contracts. Another opinion of counsel will conclude that the other transactions will constitute tax-free reorganizations, and Contract Owners with contract values allocated to the Acquiring and Acquired Funds will not incur any additional tax obligations because of the reorganization transaction.

      (k) There shall be delivered to SAST an opinion, in form and substance reasonably satisfactory to it, of counsel employed or retained by MFVAT (who may be an officer of MFVAT or its investment adviser) with respect to the Acquired Funds to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights and to general equity principles:

            (i) MFVAT is a business trust duly organized under the laws of the Commonwealth of Massachusetts, and is an existing business trust in good standing;

            (ii) MFVAT is authorized to issue an unlimited number of shares of beneficial interest of each Acquired Fund, par value $0.001 per share, and such


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

      shares have not been divided into classes. Assuming that the initial shares of beneficial interest of Acquired Fund were issued in accordance with the 1940 Act and the Declaration of Trust and By-laws of MFVAT, and that all other outstanding shares of the Acquired Funds were sold, issued and paid for in accordance with the terms of the Acquired Funds' prospectuses in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

            (iii) Each Acquired Fund is a series of MFVAT, which is an open-end management investment company registered as such under the 1940 Act;

            (iv) Such counsel does not know of, and has not made independent inquiry or investigation to ascertain the existence of, any litigation or government proceeding instituted or threatened against MFVAT or any of the Acquired Funds that could be required to be disclosed in the applicable Registration Statement and is not so disclosed;

            (v) All actions required to be taken by MFVAT on behalf of the Acquired Funds to authorize this Plan and to effect the transactions contemplated hereby have been duly authorized by all necessary action on the part of MFVAT; and

            (vi) None of the execution, delivery or performance of this Plan by MFVAT on behalf of the Acquired Funds violates any provision of its Declaration of Trust or By-laws, or the provisions of such other agreement or instruments as are specified in that opinion; this Plan is the legal, valid and binding obligation of MFVAT on behalf of the Acquired Funds and is enforceable against MFVAT on behalf of the Acquired Funds in accordance with its terms.

      In giving the opinions set forth above, counsel will rely on certificates of the officers of MFVAT with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of MFVAT. With respect to all matters of New York law, such counsel shall be entitled to rely on the opinion of Massachusetts counsel or New York counsel, as applicable, and may state that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of such Massachusetts counsel or New York counsel, as the case may be.

      (l) That there shall be delivered to MFVAT an opinion, in form and substance reasonably satisfactory to it, of counsel employed or retained by SAST (who may be an officer of SAST or its investment adviser) with respect to the Acquiring Funds to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

            (i) SAST is a business trust duly organized under the laws of the Commonwealth of Massachusetts, and is an existing business trust in good standing ;

            (ii) SAST is authorized to issue an unlimited number of shares of beneficial interest of each Acquiring Fund, without par value. Each Acquiring Fund is further divided into three classes of shares designated as the Acquiring Fund's Class 1, Class 2 and Class 3 shares, and an unlimited number of shares of beneficial interest, without par value, have been allocated and designated to the Acquiring Fund's Class 1 shares. Assuming that the initial shares of beneficial interest of each Acquiring Fund were issued in accordance with the 1940 Act, and the Agreement and Declaration of Trust and By-laws of SAST, and that all other outstanding shares of the Acquiring Funds were sold, issued and paid for in accordance with the terms of the Acquiring Funds' prospectuses in effect at the time of such sales, each such outstanding share of the Acquiring Funds is fully paid, non-assessable, freely transferable and has full voting rights;

            (iii) Each Acquiring Fund is a series of SAST, which is an open-end management investment company registered as such under the 1940 Act;

            (iv) Such counsel does not know of, and has not made independent inquiry or investigation to ascertain the existence of, any litigation or government proceeding instituted or threatened against SAST or any of the Acquiring Funds that could be required to be disclosed in the applicable Registration Statement and is not so disclosed;

            (v) Each Acquiring Fund's shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and sold as provided in this Plan for the consideration stated in this Plan, which shall in each event be at least equal to the net asset value per share, they will have been validly issued and fully paid and will be non-assessable, and no shareholder of any Acquiring Fund has any pre-emptive right to subscribe for or purchase those shares;

            (vi) All actions required to be taken by SAST on behalf of the Acquiring Funds to authorize this Plan and to effect the transactions contemplated hereby have been duly authorized by all necessary action on the part of SAST; and

            (vii) None of the execution, delivery or performance of this Plan by SAST on behalf of the Acquiring Funds violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which SAST is a party or by which SAST is otherwise bound; this Plan is the legal, valid and binding obligation of SAST on behalf of the Acquiring Funds and is enforceable against SAST on behalf of the Acquiring Funds in accordance with its terms.

      In giving the opinions set forth above, counsel will rely on certificates of the officers of SAST with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of SAST.

      (m) SAST's Registration Statement with respect to the Acquiring Funds' Class 1 shares to be delivered to the Acquired Funds' shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

      (n) That each Acquiring Fund's shares to be delivered hereunder shall be eligible for sale by SAST with each state commission or agency with which such eligibility is required in order to permit the Acquiring Fund's shares lawfully to be delivered to each holder of the Acquired Funds' shares.

9.    Brokerage Fees and Expenses.

      (a) SAST, on behalf of each Acquiring Fund, and MFVAT, on behalf of each Acquired Fund, each represents and warrants to the other and to such other funds that there are no broker or finders' fees payable in connection with the transactions contemplated herein.

      (b) Costs of the Acquisition will be not be borne by the Acquiring or Acquired Funds, but rather will be split among the Life Companies (AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company), an Arizona corporation, and First SunAmerica Life Insurance Company, a New York corporation) and JPMorgan Chase as mutually agreed by those parties. The costs to be so split include attorneys' fees, accountants' fees, the costs of printing, assembling and mailing the Prospectus/Proxy Statement and other proxy solicitation materials to Contract Owners and tabulation costs. In addition, the costs of certain technology changes to accommodate the acquisitions will be borne by the Life Companies.

10.   Termination; Postponement; Waiver; Order.

      (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and abandoned at any time with respect to any Acquired Fund (whether before or after approval thereof by the shareholders of the Acquired Fund) prior to the Closing, or the Closing may be postponed by resolution of each of the Boards of Trustees of SAST and MFVAT, if circumstances develop that, in the opinion of the Boards of Trustees, make proceeding with the Plan inadvisable with respect to the Acquired Fund.

      (b) If the transactions contemplated by this Plan have not been consummated by ___________, 2004, the Plan shall automatically terminate on that date, unless a later date is established by mutual agreement.

      (c) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither SAST, MFVAT, the Acquired Funds, the Acquiring Funds nor the trustees, officers, agents or shareholders of the Acquired Funds or the Acquiring Funds shall have any liability in respect of this Plan.

      (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the Board of Trustees of SAST or MFVAT if, in the judgment of such Board of Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to the shareholders of the Acquired Funds or the Acquiring Funds, as the case may be.

      (e) The respective representations, warranties and covenants of the parties contained in Sections 5, 6 and 7 hereof shall expire with and be terminated by the consummation of this Plan. Notwithstanding the preceding sentence, Section 7(b)(ii) hereof shall survive the consummation of this Plan. Neither SAST nor MFVAT, nor any of their respective officers, trustees, agents or shareholders nor the Acquiring Funds or Acquired Funds, nor any of their shareholders, shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, agent or shareholder of any of the Acquiring Funds or Acquired Funds, or of SAST or MFVAT, against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to any of the Acquiring Funds' or Acquired Funds' shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

      (f) If any order or orders of the SEC with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Boards of Trustees of each of SAST and MFVAT to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Acquired Fund, unless such terms and conditions shall result in a change in the method of computing the number of the Acquiring Fund's shares to be issued to the Acquired Fund, in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of the Acquired Fund prior to the Meeting, this Plan shall not be consummated and shall terminate, unless the Trust shall promptly call a special meeting of the shareholders of the Acquired Fund at which such conditions so imposed shall be submitted for approval.

11.   Entire Agreement and Amendments.

      This Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions or warranties relating to the transactions contemplated by this Plan other than those set forth herein or herein provided for. This Plan may be amended only by action of both SAST on behalf of the Acquiring Funds and MFVAT on behalf of the Acquired Funds.

12.   Counterparts.

      This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

13.   Notices.

      Any notice, report or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed as follows:

      If to SunAmerica Series Trust:

      SunAmerica Series Trust
      1 SunAmerica Center
      Los Angeles, CA 90067
            Attn: Mallery Reznik, Esq.

      with a copy to:

      AIG Sunamerica Asset Management Corp.
      Harborside Financial Center
      3200 Plaza 5
      Jersey City, NJ  07311-4992
            Attn:  Robert M. Zakem, Esq.

      with a copy to:

      Jorden Burt LLP
      1025 Thomas Jefferson Street, NW, Suite 400-East
      Washington, DC 20007
            Attn: Joan E. Boros, Esq.

      If to Mutual Fund Variable Annuity Trustt:

      Mutual Fund Variable Annuity Trust
      522 Fifth Avenue
      New York, NY 10036

      with a copy to:

      Sullivan & Cromwell
      125 Broad Street
      New York, NY 10004
            Attn: John E. Baumgardner, Jr., Esq.

14.   Capacity.

      A copy of each of SAST's and MFVAT's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Plan is executed on behalf of the Trustees of each of SAST and MFVAT as trustees and not individually, and that the obligations under this instrument are not binding upon any of the trustees, officers or shareholders of either SAST or MFVAT individually, but binding only upon the assets and property of the Acquired Funds and the Acquiring Funds, as the case may be.

15.   Governing Law.

      This Plan shall be governed by and carried out in accordance with applicable federal securities laws and the laws of the State of New York, except that the provisions of Section 14 hereof shall be governed by the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, SunAmerica Series Trust, on behalf of the Acquiring Funds, has caused this Plan to be executed on their behalf by its duly authorized officers, all as of the date and year first above written.

                              SUNAMERICA SERIES TRUST, on behalf of its International Growth and Income Portfolio, Marisco Growth Portfolio, Davis Venture Value Portfolio; MFS Total Return Portfolio, and Cash Management Portfolio
Attest:

_________________________     By:______________________________________
[name]                           [name]
[title] [title]

IN WITNESS WHEREOF, Mutual Fund Variable Annuity Trust, on behalf of the Acquired Funds, has caused this Plan to be executed on their behalf by its duly authorized officers, all as of the date and year first above written.

                              MUTUAL FUND VARIABLE ANNUITY TRUST, on behalf of its International Equity Portfolio, Capital Growth Portfolio, Growth and Income Portfolio, Asset Allocation Portfolio, U.S. Government Income Portfolio, and Money Market Portfolio
Attest:

_________________________     By:_______________________________________
[name]                           [name]
[title]                          [title]